Exhibit 3.25

FILED In the Office of the Secretary of State of Texas APR 20 2017 Corporations Section

CERTIFICATE OF FORMATION

OF

SWN WATER RESOURCES COMPANY, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Texas hereby certifies that:

FIRST:	The name of the limited liability company (the “Company”) is SWN Water Resources Company, LLC.

SECOND:	The address of the registered office and the name and the address of the registered agent of the Company is: CT Corporation System 1999 Bryan St., Suite 900 Dallas, TX 75201

THIRD:	The Company will be managed by SWN Midstream Services Company, LLC, the member, whose address is: 10000 Energy Drive Spring, Texas 77389

FOURTH:	The purpose for which the Company is formed is to engage in any and all lawful businesses or activities in which a limited liability company may be engaged under the Texas Business Organizations Code.

FIFTH:	The organizer of the Company shall be John C. Ale, whose address is: 10000 Energy Drive Spring, Texas 77389

SIXTH:	This Certificate of Formation shall become effective on date of filing.

IN WITNESS WHEREOF, the undersigned, as an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the date set forth below.

Date: April 19, 2017

/s/ John C. Ale
John C. Ale
Authorized Person

Signature Page to Certificate of Formation

Form 403	Certificate of Correction	This space reserved for office use.
(Revised 05/11)
FILED
Submit in duplicate to:		In the Office of the
Secretary of State		Secretary of State of Texas
P.O. Box 13697		JAN 22 2018 Corporations Section
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: $15

Entity Information

1. The name of the filing entity is:

SWN Water Resources Company, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is:   802703369

Filing Instrument to be Corrected

2. The filing instrument to be corrected is:   Certificate of Formation

The date the filing instrument was filed with the secretary of state:  04/20/2017 mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐  The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐  The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent

(Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	Middle	Last Name	Suffix

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect.

☐  The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

TX
Street Address (No P.O. Box)	City	State	Zip Code

☐  The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐  The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☒  Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐  Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☒  Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

THIRD:         The Company will be managed by Southwestern Energy Company, the member, whose address is:

   10000 Energy Drive

   Spring, Texas 77389

☐  Delete Each of the provisions identified below was included in error and should be deleted.

☐  Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Entity name	SOS file number

Entity name	SOS file number

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 1/18/2018

	By:	Southwestern Energy Company, sole member

/s/ John C. Ale
Signature of authorized person

John C. Ale
Printed or typed name of authorized person (see instructions)

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